As filed with the Securities and Exchange Commission November 14, 2000




                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 10, 2000


                               SOFTLOCK.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)



                     Delaware                                1-13611                               04-3153168
                    ---------                                -------                               ----------
         (State or other jurisdiction of              (Commission File Number)                   (IRS Employer
         incorporation or organization)                                                         Identification Number)


           Five Clock Tower Place, Ste. 440

                   Maynard, MA                        01754

      (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code (978) 461-5940


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Item 5.  Other Events

         On November 10, 2000, Softlock.com, Inc. (the "Company") entered into a Shareholder Agreement (the "Shareholder Agreement") with the holders of approximately 97% of the Company's Series B Preferred Stock (the "Shareholders") pursuant to which the Shareholders have agreed, subject to various conditions, that they will not trade in the Company's securities until June 1, 2001. In connection with the execution of the Shareholder Agreement, the Company issued to the Shareholders warrants to purchase an aggregate of 1,825,040 shares of the Company's Common Stock at an exercise price of not less than $2.25 per share.

         THE SUMMARY OF THE SHAREHOLDER AGREEMENT AND THE WARRANTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SHAREHOLDER AGREEMENT AND THE WARRANTS EXECUTED BY THE COMPANY IN CONNECTION WITH THIS TRANSACTION. THESE DOCUMENTS ARE FILED AS EXHIBITS TO THIS FORM 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements

                  None.

                  (b)      Pro Forma Financial Information

                  None.

                  (c)      Exhibits

                  10.1 Shareholder Agreement dated as of November 10, 2000 by and among Softlock.com, Raptor Global Portfolio, Ltd., Altar Rock Fund, L.P., RC Capital, L.L.C., Ram Trading, Ltd., Ritchie Capital Management, L.L.C., Apex Investment Fund IV, L.P., Apex Strategic Partners IV, LLC and SI Venture Fund II, L.P.

                  10.2     Form of Warrant Agreement dated November 10, 2000.

                  99.1     Press Release dated November 13, 2000.


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                                       S-1


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOFTLOCK.COM, INC.


Date:  November 14, 2000               By:   /s/ Andrew Morrison
                                            -----------------------
                                            Andrew Morrison.
                                            Chief Financial Officer







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                                  Exhibit Index

                  10.1 Shareholder Agreement dated as of November 10, 2000 by and among Softlock.com, Raptor Global Portfolio, Ltd., Altar Rock Fund, L.P., RC Capital, L.L.C., Ram Trading, Ltd., Ritchie Capital Management, L.L.C., Apex Investment Fund IV, L.P., Apex Strategic Partners IV, LLC and SI Venture Fund II, L.P.

                  10.2     Form of Warrant Agreement dated November 10, 2000.

                  99.1     Press Release dated November 13, 2000.